Exhibit 5.01
                                  JOHN M. HEIDA
                                 ATTORNEY AT LAW
                             5022 South 114th Street
                              Omaha, Nebraska 68137

  Phone:  (402) 537-9835  Fax:  (402) 537-9847  email:  jheida@isecuretrac.com


April 9, 2003

iSecureTrac Corp.
5022 South 114th Street
Omaha, NE 68137

RE: iSecureTrac Corp., a Delaware corporation (the "Corporation"), Registration Statement on Form SB-2 ("Registration Statement")

Gentlemen:

I have acted as counsel to the Corporation in connection with the preparation of the Registration Statement filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the proposed public offering of up to 11,438,733 shares of the Corporation's common stock, $0.001 par value per share (the "Common Stock").

I am furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the 1933 Act for filing as Exhibit 5.01 to the Registration Statement.

I am familiar with the Registration Statement and have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. I have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as I have deemed necessary or appropriate for the purpose of this opinion.

The opinions herein are limited to the Federal laws of the United States of America and the corporate law of the State of Delaware. I do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.

Based upon the foregoing, I am of the opinion that the shares of Common Stock to be sold by the selling stockholders named in the Registration Statement to the public, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

Letter to iSecureTrac Corp.
April 9, 2003
Page Two



I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

Very truly yours,




/s/ JOHN M. HEIDA